Exhibit 99.1

IFMI ANNOUNCES CORPORATE NAME CHANGE TO

COHEN & COMPANY INC. AND PLAN FOR REVERSE STOCK SPLIT

Actions Intended to Unify Corporate Identity and Enhance Capital Opportunities

Will Commence Trading on NYSE American under “COHN” September 5, 2017

Philadelphia and New York, August 22, 2017 — Institutional Financial Markets, Inc. (NYSE American: IFMI) (the “Company”), a financial services firm specializing in fixed income markets, today announced that, effective at 5:00 p.m. (EDT) on September 1, 2017, the Company will change its name to “Cohen & Company Inc.” The Company’s common stock will continue to be listed with NYSE American and the Company anticipates that, on September 5, 2017, its shares will begin trading under the symbol “COHN.” The Company’s common stock will cease trading under Institutional Financial Markets, Inc. and stock symbol (IFMI) following the close of market on September 1, 2017. The Company’s subsidiaries will continue to operate under their current names, except for the Company’s majority-owned subsidiary, IFMI, LLC, which will change its name to “Cohen & Company, LLC,” effective September 1, 2017. The Company was previously known as Cohen & Company Inc. until January 2011.

The Company’s Board of Directors also approved a one-for-ten reverse stock split of the Company’s issued and outstanding common stock. Upon the effectiveness of the reverse stock split, which will be 5:00 p.m. (EDT) on September 1, 2017, every ten shares of the Company’s issued and outstanding common stock (and any shares held in treasury) will automatically be combined into one share of common stock. In addition, the par value of the Company’s common stock will change from $0.001 per share to $0.01 per share.  No fractional shares will be issued in connection with the reverse stock split, and stockholders who otherwise would be entitled to a fractional share will receive from the Company a cash payment in lieu thereof.

The reverse stock split and the name change are being effected to help the Company achieve its strategic goals, including aligning the Company’s European and U.S. businesses under one unified name, creating an integrated platform to support the Company’s different asset management strategies, and improving opportunities with strategic capital partners. The Company also believes that reverting to its original name reflects the historical commitment of its founders and will simplify its corporate identity.

Lester Brafman, the Company’s Chief Executive Officer, said, “In the past year, our asset management business has added institutional investors and our capital markets platform has added key financing counterparties. For example, we have grown our European insurance program (primarily through our PriDe Funds) to over €600 million of commitments and our gestational repo funding program to approximately $500 million outstanding. We continue to increase our dialogue with potential capital partners and investors and believe that these strategic actions will help to facilitate and enhance these discussions and drive continued growth of the Company’s businesses, ultimately for the benefit of all of our stockholders.”

Each common stockholder’s percentage of ownership in the Company and proportional voting power will remain unchanged as a result of the reverse stock split, except for any minor changes resulting from the payment of cash in lieu of fractional shares.  The rights and privileges of the Company’s common stockholders will also be unaffected by the reverse stock split.  The Company’s voting non-convertible preferred stockholders’ percentage of ownership in the Company will remain unchanged by the reverse stock split; however, the number of votes per share of the Company’s voting non-convertible preferred stock will be automatically proportionately decreased as a result of the reverse stock split.

There will be no change to the number of authorized shares of the Company’s common stock or voting non-convertible preferred stock as a result of the reverse stock split. Additionally, all convertible notes, stock options and other equity awards outstanding immediately prior to the reverse stock split will be proportionately adjusted in accordance with their respective terms.

Computershare, the Company’s transfer agent, will act as the exchange agent for the reverse stock split. Please contact Computershare for further information at (877) 237-7972. Beneficial holders of the Company’s common stock may contact their bank, broker or nominee with any questions regarding the reverse stock split.

The Company’s new CUSIP number for its common stock following the reverse stock split and the name change will be 19249M 102.

About IFMI

IFMI is a financial services company specializing in fixed income markets. IFMI was founded in 1999 as an investment firm focused on small-cap banking institutions, but has grown to provide an expanding range of capital markets and asset management services. IFMI’s operating segments are Capital Markets, Asset Management, and Principal Investing. The Capital Markets segment consists of fixed income sales, trading, and matched book repo financing as well as new issue placements in corporate and securitized products and advisory services, operating primarily through IFMI’s subsidiaries, J.V.B. Financial Group, LLC in the United States and Cohen & Company Financial Limited in Europe. The Asset Management segment manages assets through collateralized debt obligations, managed accounts, and investment funds. As of June 30, 2017, IFMI managed approximately $3.6 billion in fixed income assets in a variety of asset classes including US and European trust preferred securities, subordinated debt, and corporate loans. As of June 30, 2017, almost all of IFMI’s assets under management, or 91.7%, were in collateralized debt obligations that IFMI manages, which were all securitized prior to 2008. The Principal Investing segment has historically been comprised of investments in IFMI sponsored investment vehicles, but has changed to include investments in certain non-sponsored vehicles. For more information, please visit www.IFMI.com.

Forward-looking Statements

This communication on Form 8-K contains certain statements, estimates, and forecasts with respect to future performance and events.  These statements, estimates, and forecasts are “forward-looking statements.”  In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seek,” or “continue” or the negatives thereof or variations thereon or similar terminology.  All statements other than statements of historical fact included in this communication are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties, and assumptions, and may include projections of the Company’s future financial performance based on the Company’s growth strategies and anticipated trends in its business.  These statements are based on the Company’s current expectations and projections about future events.  There are important factors that could cause the Company’s actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied in the forward-looking statements including, but not limited to, those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in the Company’s filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at www.sec.gov and the Company’s website at www.IFMI.com/sec-filings.  Such risk factors include the following: (a) a decline in general economic conditions or the global financial markets, (b) losses caused by financial or other problems experienced by third parties, (c) losses due to unidentified or unanticipated risks, (d) a lack of liquidity, i.e., ready access to funds for use in the Company’s businesses, (e) the ability to attract and retain personnel, (f) litigation and regulatory issues, (g) competitive pressure, (h) an inability to generate incremental income from acquired businesses, and (i) the possibility that the name change and/or the reverse stock split may not achieve their intended strategic goals.  As a result, there can be no assurance that the forward-looking statements included in this communication will prove to be accurate or correct.  In light of these risks, uncertainties, and assumptions, the future performance or events described in the forward-looking statements in this communication might not occur. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and we do not undertake any obligation to update any forward looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Investors -	Media -
Institutional Financial Markets, Inc.	Joele Frank, Wilkinson Brimmer Katcher
Joseph W. Pooler, Jr.	Jim Golden or Andrew Squire
Executive Vice President and	212-355-4449
Chief Financial Officer	jgolden@joelefrank.com or asquire@joelefrank.com
215-701-8952
investorrelations@ifmi.com